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                                                                 EXHIBIT 99.9

                            SHAREHOLDERS' AGREEMENT

                                  relating to

                       "SOMMER MASLAND (U.K.) LIMITED"

                                   (06/27/95)

This Shareholders Agreement is made as of this 29th day of June 1995 by and among

(1) Sommer Allibert Industrie A.G., a corporation incorporated under the laws of the Federal Republic of Germany with Company number HRB 11630 and having its registered office at: Friesstrasse 26, D-60386 Frankfurt-on-Main (hereinafter referred to as "SAI AG" or "Seller's Parent").

(2) Allibert Industrie (U.K.) Limited, a corporation incorporated under the laws of England with Company number 2433456 and having its registered office at Staithes Road Pattinson South Industrial Estate District 8 Washington Tyne and Wear NE38 8NW, England (hereinafter referred to as "Allibert Industrie U.K.").

(3) Masland Industries, Inc. a corporation incorporated under the laws of the State of Delaware in the United States of America and having its principal office at 50 Spring Road, Carlisle, Pennsylvania, U.S.A. (hereinafter referred to as "Masland").

(4) Masland (U.K.) Limited, a company limited by shares incorporated in England and Wales with Company number 3053651 and having its registered office at Ship Canal House, King Street, Manchester, England (hereinafter referred to as "Masland U.K.").

(5) Sommer Allibert Industrie (U.K.) Limited, a company limited by shares incorporated in England with Company number 2432086 and having its registered offices at Staithes Road, Pattinson South Industrial Estate, District 8, Washington, Tyne and Wear -- NE38 8 NW, England (hereinafter referred to as "SAI U.K.").


WITNESSETH:

WHEREAS:

(1) By a Share Acquisition Agreement dated 29th June, 1995 Masland U.K. has agreed with Allibert Industrie U.K. to acquire, subject inter alia to the due execution of this Agreement 1,111,000 ordinary shares of pound 1 each being 50% of the issued share capital of SAI U.K.


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     (2)     Allibert Industrie U.K. and Masland U.K. have agreed that their respective rights as shareholders in SAI U.K. shall be regulated by the provisions of this Agreement and by the provisions of the New Articles.

     (3) SAI AG and Masland have agreed to execute this Agreement for the purpose of clauses 9, 11 and 18 hereof and SAI U.K. to acknowledge the terms hereof.

     NOW IT IS AGREED

     ARTICLE 1 - DEFINITIONS

     As used in this Agreement, the following terms shall have the following meanings:

     "Affiliate"     shall mean, with respect to any particular Person, any
                     other Person that directly or indirectly controls, is controlled by, or is under common control with such particular Person. For purposes of determining whether a Person is an Affiliate, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, contract or otherwise.

     "Closing Date"  shall have the meaning set out in Articles 1.11 and 8.01 of the Share Acquisition Agreement.

     "Company"       shall mean SAI U.K.

     "New Articles"  shall mean the Articles of Association referred to in
                     Article 2.01(a)(ix) of the Share Acquisition Agreement.

     "Parties"       shall mean the signatories to this Agreement.

     "Person" shall mean any individual, corporation, unincorporated association, business trust, estate, partnership, trust, nation, political subdivision or agency thereof or any other entity.

     "Products"      shall have the meaning set forth in Article 2.1 hereof.

     "Share Capital  shall mean the percentage of the entire issued ordinary
      Percentage"    share capital of the Company held from time
                     to time by a Shareholder.

     "Shareholders"  shall mean each of Masland U.K. and Allibert Industrie
                     (U.K.) and any transferee of either of them as permitted according to Article 8 hereof.



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"Share Acquisition      shall mean the Agreement dated 29th June, 1995 made
 Agreement"             between (1) Masland Industries, Inc. (2) Masland U.K.
                        (3) Sommer Allibert Industrie AG (4) Allibert Industrie
                        U.K. and (5) the Company.

"Territory"             shall have the meaning set forth in Article 2.1 hereof.


ARTICLE 2 - PURPOSE OF THE COMPANY

2.1     Business of the Company - Territory

        The business of the Company shall be to develop, manufacture, market and sell formed floor covering, acoustic systems, accessory mats, rear parcel shelves, trunk lining and other carpet interior trim for the automotive industry (the "Products") within the United Kingdom (the "Territory").

2.2     Exclusivity

        The Company shall be the Parties' (and their respective Affiliates) exclusive vehicle in the Territory for carrying on the business described in Article 2.1 hereof.

2.3     Future Acquisitions

        For so long as this Agreement shall be effective, in the event that any Party, or any Affiliate of any Party, wishes to acquire a direct or indirect investment in a business which is also engaged anywhere in the world (with the exception of the Territory) in the development, manufacture, marketing or sale of the Products, the other Parties will be previously consulted for a possible cooperation; provided, however,
        (i) that if the Party initiating the consultations believes, in good faith reasonably exercised, that such consultations are unlikely to lead to a cooperative venture, such Party may unilaterally terminate such consulatations and proceed without other restrictions hereunder; and
        (ii) this clause shall not apply to a further direct or indirect investment in any existing business as at the date of this Agreement of any Party or Affiliate.

ARTICLE 3 - SHARE CAPITAL, NAME, ETC...

3.1     Share Capital

        Throughout the term of this Agreement, the share capital of the Company shall be equally held by the Buyer and the Seller, or their respective Affiliates in accordance with Article 8.3 hereof.



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3.2     Name

        The Company shall be renamed "Sommer Masland (U.K.) Ltd."

3.3     Registered Office

        The registered office of the Company shall remain at: Staithes Road, Pattinson South Industrial Estate, District 8, Washington, Tyne and Wear NE38 8NW, England, or at such other place as both Shareholders may from time to time decide.

3.4     Articles of Association

        The Articles of Association of the Company shall be the New Articles. In case of conflict between the New Articles and this Agreement, then this Agreement shall take precedence.

ARTICLE 4 - CAPITAL CONTRIBUTIONS AND FINANCING

4.01    Capital Contributions

        No Shareholder shall be required or permitted to make any capital contribution to the Company unless such contribution has been approved by both Shareholders and any such additional capital contribution shall be made to the Company in accordance with the Shareholders, share capital percentages.

4.02    Future Finance

        In the event that additional financing is required for the business of the Company, it is the intention of the Shareholders that the Company should explore all feasible methods of obtaining financing for the Company from financial institutions as an alternative to direct loans to the Company by the Shareholders.

        Should the Company be unable in whole or part to obtain financing from one or more financial institutions for any reason, then each of the Shareholders shall be obligated to provide the financing in proportion to their respective Share Capital Percentages and shall be entitled, pro rata, to such security from the Company in respect of such financing as they may reasonably require.

        Loans made by the Shareholders to the Company shall bear interest at a rate equal to the three (3) months pound LIBOR (at the time the loans are made) plus 1%. The interest shall be calculated on a 365 days basis. If each Shareholder makes loans to the Company pursuant to this Article 4.02, then the Company shall make all interest and principal payments simultaneously to each Shareholder in proportion to its Share Capital Percentage.


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        With respect to a loan granted by a third party to the Company, if an assurance (such as guarantee or letter of comfort) is required by such third party, said assurance shall be delivered by each Shareholder in proportion to its Share Capital Percentage. Should a Party (and its Affiliates) cease to be a Shareholder the other Shareholder shall procure that such Party (and its Affiliates) shall be released from any assurance granted by it under the present paragraph.

ARTICLE 5 - MANAGEMENT OF THE COMPANY

The Company shall be managed in accordance with the New Articles and this Agreement.

5.1     Board of Directors

        (a)     Powers and Duties

        The Board of Directors of the Company (the "Board of Directors") shall oversee the business of the Company and may exercise all powers of the Company, subject to the restrictions imposed by this Agreement and the New Articles.

        (b)     Membership

        The Board of Directors shall at all times consist of six directors, three of which shall be nominated by Allibert Industrie U.K.
        and three of which shall be nominated by Masland U.K. Each director shall be appointed by notice in writing to the Company given by Allibert Industrie U.K. or Masland U.K. respectively and shall be removed by notice in writing in the same manner, subject to both instances to the New Articles. If at any time either or both Allibert Industries U.K. or Masland U.K. shall have failed to have appointed 3 directors, the director(s) who have been appointed by such party shall between them have 3 votes at any board meeting held during such period.

        The first directors of the Company to be appointed by Allibert Industrie U.K. following the date of this Agreement shall be:

        Regis Maitenaz

        Jean-Pierre Bioul

        Fernando Palmero.

        The first directors of the Company to be appointed by Masland U.K. following the date of this Agreement shall be:


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        William J. Branch
        Frank J. Preston
        Peter W. Berry

        (c)     Chairman

        The Chairman of the Board of Directors shall rotate annually, being a director nominated by Allibert Industrie (U.K.) in one year, a director nominated by Masland U.K. in the following year, and alternating thereafter each year. The Chairman shall preside at all meetings of the Board of Directors and all meetings of Shareholders. The Chairman shall not have a casting vote at any meeting whether of the Shareholders or the Directors.

        The first Chairman appointed as from the Closing Date shall be a director nominated by Allibert Industrie (U.K.) who shall hold that appointment for 12 months as from the first Board meeting to be held following the Closing Date as defined in Article 8 of the Share Acquisition Agreement.

        (d)     Meeting of Board of Directors

        A meeting of the Board of Directors shall be held at least twice each year.

        Meetings of the Board of Directors shall be conducted in accordance with the provisions of the New Articles.

        (e)     Quorum

        At all meetings of the Board of Directors, four (4) members, represented in person or by proxy, shall constitute a quorum for the transaction of business, provided that at least one director nominated by each Shareholder is present.

        (f)     Vote Requirement

        Each member of the Board of Directors shall have one (1) vote.

        Provided that if the quorum set out in (e) above is present, the directors then present nominated by Allibert Industrie U.K. or Masland U.K., as the case may be, shall be entitled to cast the vote of the absent director(s) nominated by Allibert Industrie U.K. or Masland U.K. as the case may be, on any matter coming before the Board of Directors at such meeting.


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        The majority act of a minimum of six (6) votes cast shall be required to constitute a valid act of the Board of Directors.

        In case of a tied vote, the Chairman shall not have a casting vote.

        (g)     Matters for Board Consideration Only

        The Board of Directors shall determine the business planning and budgeting of the Company and shall be responsible for the major decisions concerning the management and business of the Company. Therefore, without limiting the foregoing, the following actions by the Company shall be taken only by the Board of Directors (subject to Shareholders approval where required by law):

                (i) approval or amendment of the Company's one-year and five-year business plan;

                (ii) commencement, expansion, termination or reduction of any line of business of the Company or production of any Products by the Company except in accordance with the then currently approved business plan;

                (iii) borrowing or lending by the Company other than (i) short-term borrowing in the ordinary course of business and (ii) borrowing or lending expressly authorised in the then currently approved business plan;

                (iv) any guarantees of payment or performance by a third party other than in the ordinary course of business;

                (v) transactions with the Parties or their Affiliates except in accordance with the terms of this Agreement, or the entering into, or modification of any contract or agreement to which any Party or any Affiliate is a party;

                (vi) any sale, exchange or other disposition of any material amount of the property and assets of the Company except in accordance with the then currently approved business plan or any capital expenditure not in the then currently approved business plan in excess of pounds 50,000 per item;

                (vii) the creation of any lien or encumbrance on any asset of the Company, other than a lien arising by operation of law or in the ordinary course of business;


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                 (viii)  the establishment or acquisition or disposal of any interest in any corporation or other entity;

                 (ix) any merger or consolidation of the Company with any other corporation or business;

                 (x)     the voluntary dissolution of the Company;

                 (xi) any addition or alteration to, or amendment or repeal of, the Articles of Association of the Company.

        Association of the Company.

        (h)     No-Compensation of Directors

        The directors shall receive no compensation from the Company for their services as directors, unless otherwise agreed by the Shareholders. Travel and accommodation expenses of the directors shall be borne by the respective Parties who nominated them and shall not be charged to the Company.


5.2     Managing Director

        The Managing Director shall be responsible for, and have the power and authority to, conduct the day-to-day operations of the Company, subject to (i) the terms of the New Articles (ii) this Agreement, and (iii) the decisions of the Board of Directors.

        The Managing Director shall be appointed by the Board of Directors. The Managing Director shall be on the pay-roll of the Company and his salary shall be decided by the Board of Directors.

        The first Managing Director appointed by the Board of Directors following the date of this Agreement shall be Mr. Clement.

        The Managing Director shall report to the Board of Directors.


5.3     Shareholder Matters

        (a) Meetings of the Shareholders shall be called and held in accordance with the New Articles.

        (b)      Audited Accounts


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                The Board of Directors shall procure that the audited accounts of the Company shall be prepared and laid before the Shareholders in general meeting not later than 120 days after the end of the financial year to which such audited accounts relate.

        (c)     Quorum

                At all meetings of the Shareholders one representative of each Shareholder present in person or by proxy shall constitute a quorum for the transaction of business.

        (d)     Vote requirement

                The unanimous vote of the holders of all issued shares entitled to attend and vote at a meeting of the Shareholders shall be required to pass any matter put to vote at any meeting of the Shareholders.


ARTICLE 6 - OPERATION OF THE COMPANY

6.1     Procurement

        (a)     Needlepunched Carpet and Massback

        For so long as Allibert Industrie U.K. (together with any Affiliates) shall remain a Shareholder of the Company, Sommer Industrie S.A.-France together with any Affiliates involved in the manufacture of needlepunched carpets and massback (collectively referred to as "Sommer Industrie") shall remain the exclusive supplier of the Company for needlepunched carpets and massback subject to the following provisions.

                (i) The Company shall continue to be provided by Sommer Industrie with the products set out in the list attached hereto as Exhibit 6.1(a)(i) at the prices valid as from April 1st, 1995 that are marketed in the said list, revised from time to time for economic increases such as costs of (i) raw material, (ii) manpower, (iii) energy, (iv) transportation and (v) exchange rate fluctuations.

                (ii) For needlepunched carpet and massback products [other than those listed in Exhibit 6.1(a)(i)] for Nissan business, the price shall be determined by the following formula:

                Direct costs
                ------------
                    0.61




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                where Direct costs = Raw material prices divided by manpower costs divided by Energy costs divided by Transportation costs.

                (iii) For needlepunched carpet and massback products, other than those hereabove set out in (i) and (ii), the Company will be supplied by Sommer Industrie S.A. provided that the quality and price levels shall be maintained so as to be competitive with other western European suppliers.

                (iv) It is anticipated that Sommer Industrie will become the supplier of needlepunched carpet and massback to other European facilities as they come into being, provided that the provisions of this paragraph cannot be construed as an obligation of the Parties jointly to invest in a business engaged in Europe (with the exception of the Territory) in the development, manufacture, marketing and sale of Products; and provided that quality and price levels of such supply shall be maintained so as to be competitive with other western European suppliers.

        (b)     Products other than Needlepunched Carpet and Massback

        For any product supplied by any Shareholder or any Affiliate of any Shareholder other than needlepunched carpet and massback, the pricing shall be fixed with the written agreement of the Shareholders.

6.2     Marketing, Sales and Design

        The Company shall not have its own marketing, sales and design functions.

        Marketing, sales, and design services shall be provided by Sommer Allibert Industrie Marketing & Design Limited (hereinafter referred to as "S.A.I. Marketing&Design"), a new company incorporated by the Company (one third), Allibert Industrie U.K. (one third) and Lignotock Manufacturing U.K. Ltd (one third), under the terms and conditions provided for in the Joint Venture Agreement entered between the Company, Allibert Industrie U.K., Lignotock Manufacturing and S.A.I. Marketing&Design. The Company will use all marketing, sales and design resources available from both Shareholders and their Affiliates to supplement the activities of S.A.I. Marketing & Design if it benefits the Company.

        Within S.A.I. Marketing&Design, the person in charge of the marketing, sales and design of the Products of the Company shall be appointed by the Board of Directors of the Company.



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6.3     Accounting and Personnel Function

        The Company has its own accounting and personnel department.

        The Company shall continue to provide Pradley Plant (Allibert Industrie U.K.) and Abingdon (SAI Marketing & Design) with accounting and Personnel services. The Company will be reimbursed on a basis consistent with past practice ("at cost" basis).

        Annually, the Company will submit its proposal of such costs to Allibert Industrie (U.K.) and SAI Marketing & Design for review and approval.

6.4     Intellectual Property Rights and Know How

        (a) To the extent required by further manufacturing projects as determined in the reasonable discretion of the Board of Directors of the Company, any Shareholder, directly or through its Affiliates, shall make available to the Company or SAI Marketing & Design, as the case may be, its proprietary intellectual property rights and know-how to the extent related to such projects, but in such an event such Shareholder shall have the right to impose such restrictions upon the availability of its proprietary intellectual property rights and know-how as it shall reasonably decide is necessary to protect against unauthorized disclosures or use of such information and to preserve its confidentiality, including the possibility under some circumstances that it is more appropriate not to make such proprietary information available.

        (b) Any other intellectual property rights required from a third party shall be negotiated with such third party by the Company.

        (c) Any intellectual property rights and know-how developed by the Company, or by SAI Marketing & Design for the purposes and use of the Company, by its own means and independent of any technology which is proprietary information of a Shareholder or an Affiliate and which has been provided to the Company or SAI Marketing & Design by such Shareholder or Affiliate on a confidential basis, shall be owned by the Company in so far as it lawfully can or by SAI Marketing &
        Design in so far as it lawfully can (as appropriate), i.e.; by the Company when developed by its own means and by SAI Marketing and Design when developed by its own means) and such intellectual property rights and know-how shall, in so far as lawfully possible, be made available to Masland and its Affiliates and SAI AG and its Affiliates for use by any of them outside the Territory.


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                (d)     If the Company or SAI Marketing & Design develops
                intellectual property rights based upon or constituting enhancements or improvements related to confidential proprietary information furnished to it by any Shareholder or an Affiliate, the Company or SAI Marketing & Design (as is appropriate) shall be entitled to use such intellectual property rights, for its or their proper purposes in the Territory; such intellectual property rights, and all enhancements and improvements thereon shall be made available to the Shareholder and Affiliates which initially provided the confidential proprietary information upon which it is based for use outside the Territory; such intellectual property rights may not be used by the other Shareholder or its Affiliates outside the Territory; and the Shareholder or its Affiliates providing the proprietary information upon which the Company's or SAI Marketing & Design's enhancements or improvements are based shall be entitled to impose such reasonable limitations and restrictions upon such use by the Company or SAI Marketing & Design as necessary to protect the confidentiality of such proprietary information and against its unauthorized use.

                (e) During reasonable business hours and upon reasonable advance notice, each Party shall have the right to inspect and copy any records (when they exist) of any other Party and its Affiliates, the Company and Sommer Allibert Industrie Marketing & Design relating to its inventions and additional subject matter disclosures of which are contemplated under this Agreement.

        6.5     Use of Insignia and name of the Parties

                Each Party agrees that trademarks, trade names, logos, insignia and symbols (hereinafter collectively referred to as "Insignia") of the Parties shall not be used by the Company in any way or manner without the prior approval of the Party in question, and such approval may be given (or withheld) on such terms as the Party in question shall see fit.

                If either Allibert Industrie U.K. (together with all of its Affiliates) or Masland U.K. (together with all of its Affiliates), for any reason ceases to be a shareholder of the Company (the "Outgoing Shareholder"), then forthwith the other shareholder immediately shall change the name of the Company by removing any reference to (i) Sommer if the Outgoing Shareholder is Allibert Industrie U.K. or (ii) Masland if the Outgoing Shareholder is Masland U.K.


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ARTICLE 7 - ACCOUNTING AND RECORDS

7.1     Financial Year

        The financial year of the Company shall commence on 1st January in each year and end on 31st December in that year.

7.2     Books and Records

        The Company shall maintain at its registered offices separate books of account for the Company.

        The expenses chargeable to the Company shall include only those which are reasonable and necessary for the ordinary and efficient operation of the Company's business and the fulfillment of the obligations of the Company under any agreements relating to the business of the Company.

7.3     Independent Public Accountants

        The Parties agree that the Board of Directors shall elect the Company's independent public accountants. The first independent public accountants elected after the date hereof shall be Ernst & Young of Northam House, 12 New Bridge, Street West, Newcastle upon Tyne.

7.4     Financial Statements

        In addition to the balance sheet and statement of income and loss, the Company shall furnish to each Shareholder such additional financial information and statements as the Shareholder may reasonably request for such Shareholder's internal reporting procedures and/or the preparation of the consolidated financial statements for any financial year which includes the Company in the consolidation.

        Annually, the Company shall prepare the one-year business plan not later than October 30 and the five-year business plan not later than June 30, for approval by the Board of Directors.

7.5     Dividend Policy

        Any loan made by a Shareholder to the Company shall be repaid prior to any amount being set aside for dividends.


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        A dividend shall be declared only if, in the reasonable opinion of the
        Board of Directors, the payment of such dividend would not (i) impair the working capital of or have a material adverse effect on the financial position or business prospects of, the Company or (ii) result in a violation of any law, decree or regulation by the Company.

ARTICLE 8 - TRANSFER OF SHARES

8.1     Definition of "Transfer"

        For the purposes of this Article 8, the term "Transfer", as a noun, shall be deemed to include any voluntary or involuntary transfer, sale, pledge, hypothecation, or other disposition and, as a verb, shall be deemed to mean voluntarily or involuntarily to transfer, sell, pledge or hypothecate, or otherwise dispose.

8.2     Restrictions on the Transfer of Shares

        Except in accordance with the terms of this Article 8 and the New Articles, no Shareholder shall Transfer all or any portion of its Shares to any person without the express prior consent of the other Shareholder, provided that:

        (i) each Shareholder may Transfer all of its Shares to an Affiliate, subject to the provisions of Article 8.3 below and the New Articles; and

        (ii) each Shareholder may Transfer all (but not less than all) of its Shares to a third party in accordance with the provisions of Article 8.4 below and the New Articles.

8.3     Intragroup Transfers

        Without the consent of the other Shareholder (save as provided below), and subject to thirty (30) days' written notice to the other Shareholder, each Shareholder may from time to time Transfer all of its Shares (and not less than all of its Shares)

        (i)     to one of its Affiliates, or

        (ii) from such Affiliate back to such Shareholder or to another Affiliate of such Shareholder.

        In any Transfer permitted under this Article 8.3, each transferee ("Transferee Affiliate") shall become liable for all obligations of the transferor under this Agreement (including, without limitation, the obligations and restrictions imposed by this Article 8 to the same extent as if such transferee were named in this Agreement in place of the relevant transferor) and shall, prior to such Transfer, execute and deliver to the other Parties to this Agreement a written



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             assumption of such obligations in a form satisfactory to such other
             Parties and notwithstanding such Transfer the transferor shall also remain liable for all of its obligations hereunder as it were still a shareholder.

             Neither Masland, SAI AG, nor any Affiliate thereof, as the case may be, shall permit any Transferee Affiliate to cease to be one of its Affiliates unless it shall have first caused such Transferee Affiliates to transfer the Shares that such Transferee Affiliate shall hold in the Company, to Masland or SAI AG, as the case may be, or an Affiliate thereof in accordance with the provisions of this Article 8.3.

     8.4     Transfer Subject to Right of First Refusal

             Except for Transfers permitted by Article 8.3 and Transfers to which the other Shareholder has consented, all Transfers of Shares shall be for all (and not less than all) of the transferor's Shares, entirely for cash consideration and subject to a right of first refusal as follows:

             (a)  Offer of Sales by Transferring Shareholder

             No Shareholder (the "Transferring Shareholder") shall Transfer its Shares without first giving notice (the "Notice") and the date of such Notice being hereinafter referred to as the "Notice Date") to the other Shareholder (the "Non-Transferring Shareholder") of the receipt of a bona fide offer from a third party. The Notice shall contain a full description of the proposed Transfer, including information on the type of Transfer, the terms of the proposed Transfer, the consideration involved (which must be cash) and the identity of the proposed transferee. The Notice shall also include a copy of the cash offer made by the proposed transferee. The Notice given pursuant to this Paragraph (a) shall constitute an offer of the Transferring Shareholder to sell to the Non-Transferring Shareholder all, but not less than all, of its Shares at the time and upon the same cash terms set forth in the Notice (the "Purchase Option").

             (b)  Notice of Acceptance
             The Non-Transferring Shareholder shall have forty-five (45) days after the Notice Date to give written notice of its agreement to purchase the Transferring Shareholder's Shares. If the Non-Transferring Shareholder fails to indicate its agreement within said 45-days period, it will be deemed to have decided not to purchase the Transferring Shareholder's Shares.

(c)     Exercise of the Purchase Option

If the Non-Transferring Shareholder elects to exercise its Purchase Option, then the Non-Transferring Shareholder shall acquire the entirety of the Transferring Shareholder's Shares.

(d)     Closing of Transfers

The purchase of the Shares of the Transferring Shareholder by the Non-Transferring Shareholder shall be closed and consummated at the registered office of the Company on or before the fifteenth (15th) day following the date of the notice of acceptance of the Non-Transferring Shareholder (or, if such date is not a business day, the business day next following such date). At the closing, the Transferring Shareholder shall execute and deliver all documents and instruments to the Non-Transferring Shareholder as are reasonably deemed appropriate to both counsel of the Non-Transferring Shareholder and counsel of the Company to effect the Transfer.

(e)     Transfer to Third Party; Later Transfers

Should the Non-Transferring Shareholder fail to exercise the Purchase Option within the period and in the manner hereinabove provided, then the Transferring Shareholder shall be permitted to Transfer all, but not less than all, of its Shares provided that, however, such Transfer shall be made to the transferee specified (the "Third Party Transferee") in the Notice and shall be made in strict accordance with the terms of the proposed Transfer as described in the Notice; and provided further that such Transfer must be consummated prior to the ninetieth (90th) day following the Notice Date. The transferee shall acquire such Shares subject to the Transfer restrictions provided in this Agreement as to further Transfer of such Shares, including the provisions of this Article 8 and Articles 9 and 10 below and shall prior to such Transfer, execute and deliver to the other Parties a written assumption of all obligations of the Transferring Shareholder and its Affiliates under this Agreement in a form satisfactory to the other Parties.

In the event the Transferring Shareholder fails, prior to such date, to consummate the Transfer of its Shares to the Third Party Transferee, the Transferring Shareholder shall be required to give the Non-Transferring Shareholder notice thereof, and, for avoidance of doubt, prior to any subsequent sale of the relevant Shares, the right of first refusal described in this Article 8.4 shall again be exercisable with respect thereto.

        8.5     Effect of Transfer
                If any Shareholder shall at any time Transfer or attempt to Transfer its Shares in violation of the provisions of this Agreement or the New Articles and any rights hereby granted, then the other Shareholder shall, in addition to all rights and remedies at law and in equity, be entitled to a decree or order restraining or enjoining such Transfer, and the offending Shareholder shall not plead in defence hereby that there will be an adequate remedy at law; it being expressly acknowledged and agreed that damages at law will be an inadequate remedy for breach or threatened breach or the violation of the provisions concerning Transfer set forth in this Agreement.

        ARTICLE 9 -- CHANGE OF CONTROL -- TAKE OVER BID

        9.1     Change of Control
        (a) Should a Change of Control occur with respect to either Masland, Masland U.K., SAI AG or Allibert Industrie U.K. (the "Changing Shareholder"), then all and not less than all of the Shares held by or for the Changing Shareholder (or any Affiliate of the Changing Shareholder) shall be subject to the right of the other Shareholder (the "Non-Changing Shareholder") to purchase all and not less than all of the Shares of the Changing Shareholder (the "Purchase Option").

                For avoidance of doubt, it is specified that (i) if a Change of Control occurs with respect to either Masland or Masland U.K., the Shares held by Masland U.K. (or an Affiliate) shall be subject to the Purchase Option and (ii) if a Change of Control occurs with respect to either Allibert Industrie U.K. or SAI AG, the Shares held by Allibert Industrie U.K. (or an Affiliate) shall be subject to the Purchase Option.

                For the purposes of this Article 9.1, with respect to each of Masland, Masland U.K., SAI AG and Allibert Industrie U.K., a Change of Control shall have occurred if any Person (other than (i) an Affiliate thereof or (ii) any Person who currently holds at least 50% of the total voting power represented by the outstanding voting securities of either Masland or Masland U.K. or SAI AG or Allibert Industrie U.K., as the case may be) becomes the beneficial owner, directly or indirectly, of securities of either Masland, or Masland U.K. or SAI AG or Allibert Industrie U.K., as the case may be, representing at least 50% of the total voting power represented by the then outstanding voting securities of either Masland or Masland U.K. or SAI AG or Allibert Industrie U.K., as the case may be.

With respect to Masland or SAI A.G. a Change of Control will be deemed not to have occurred under this paragraph (a) if the majority in number of the Senior Management of Masland or SAI AG (as the case may be), on the date falling six months prior to the date of the Change of Control remain in office for a period of nine months from the date a Change of Control becomes effective.


For the purpose of this Article 9.1(a),
the "Senior Management" of Masland shall mean the officers as herebelow listed, and their successors to identified position or any successor position (which has been notified in writing to SAI A.G.):

Chairman of the Board and C.E.O.                William J. Branch

Chief Financial Officer,
Treasurer and Secretary                         Daniel R. Perkins

Vice President and
General Manager, Carpet Products                Larry W. Owen

Vice President and President Amtex, Inc.        Darrel F. Sades

Controller and Chief Accounting Officer         James D. Allgyer

President and C.O.O.                            Frank J. Preston

Vice President, Research & Development          Don E. Beckenstow

Vice President, Sales                           Charles W. Davis

Vice President, Product Engineering             David P. Greeneisen

Vice President, Procurement & Supply            Richard E. Krout

Vice President, Acoustic Products               Michael C. Long

Vice President, Quality Assurance               Donald M. Makia

Vice President and President, CIMA              Jose Luis Miravate

Vice President, Human Resources                 Richard G. Sears

                Vice President, Marketing               James P. Sheya

                General Manager, Fabricated Products    Fred Botek

                the "Senior Management" of SAI AG shall mean the members of the Executive Board, and their successors to identified position or any successor position (which has been notified in writing to Masland):

                President                               Marc Assa

                Director                                Michel Cognet

                Director                                Regis Maitenaz

                Director                                Jean Milliotto

                Director                                Jean-Michel Eter


        (b) The Changing Shareholder shall give written notice of the prospective Change in Control to the Non-Changing Shareholder forthwith when such occurrence first appears likely and, if possible, at least thirty (30) days prior thereto. Should the Changing Shareholder fail to notice the Change in Control the Non-Changing Shareholder shall be entitled to notify its knowledge of the Change of Control to the Changing Shareholder.

        (c) In the event that a Purchase Option is exercised the Purchase Option shall be exercisable at a price equal to fifty percent (50%) of the fair market value of the Company as determined by the Expert.

                The said Expert shall be such person as shall be appointed in writing by the Shareholders and shall, for the avoidance of doubt, be a director of an independent Merchant Bank of repute carrying on business in the City of London and shall be appointed within 14 days after the date of the exercise of the Purchase Option.

                In the event that the Shareholders are unable to agree on the said appointment within such 14 day period the appointment of the Expert shall be referred to the President of the British Merchant Banking and Securities Houses Association who shall be requested to make the appointment within 7 days of a reference to him.

                The Expert shall act as an expert and not as an arbitrator and his written determination shall (in the absence of clerical or manifest error appearing within 14 days of its delivery to the Shareholders) be final and binding on the Shareholders.

                Each Shareholder shall be entitled to make written representations to the Expert, by such date as the Expert shall notify in writing to the Shareholders. The Expert shall provide a copy of any such written representation prepared by a Shareholder to the other Shareholder, who may within 14 days of receipt of the same present a written response to the Expert on the content of the other Shareholder's written representations.

                The Shareholders and the Company shall supply the Expert with any information which he may require in connection with the preparation of his determination.

                The Expert shall give due weight to any representations put forward by either Shareholder received by him within such time limit as he may determine but the Expert need not give any reasons for his decision.

                The Expert will certify the fair market value of the Company as it shall see fit but including on the basis of an arms length sale between a willing vendor and a willing purchaser free of pre-emption rights.

                The Company will use its best endeavours to procure that the Expert determines the fair market value of the Company within 60 days of being requested to do so. The costs of the Expert shall be borne equally by the Changing Shareholder and by the Non-Changing Shareholder.

        (d)     The Purchase Option shall be exercisable for a period of three
                (3) months after the date of a Change of Control or, if later, for a period of three (3) months after the date on which a majority in number of the Senior Management, after the Change of Control, no longer remain in office provided that such change in Senior Management occurs within the 9-months period hereabove set out.

        (e) If the Purchase Option is exercised by the Non-Changing Shareholder, the purchase of the Shares shall be paid in immediately available funds, and shall be closed and consummated in the registered office of the Company within thirty (30) days after the date on which the price of the Shares shall have been determined as provided in Article 9.1(c) hereof. The Changing Shareholder shall execute and deliver all documents and instruments to the Non-Changing Shareholder as are reasonably deemed appropriate by counsel to the Company and by counsel of the Non-Changing Shareholder to effectuate the transfer of the Changing Shareholder's Shares.

9.2     Take Over Bid

        Neither Masland (together with any Affiliates) nor SAI AG (together with any Affiliates) shall launch or cause any third party to launch a take over bid or proxy contest against the other nor accumulate more than a 4.0% stock interest in the other without the prior consent of the Board of Directors of the latter, all as more specifically set forth in that Agreement to be executed on the Closing Date in the form of Exhibit 9.2.

ARTICLE 10 - DEADLOCK

10.1    Definition of "Deadlock"

        As used herein, the term "Deadlock" means a situation of impasse where
        (a) a decision that is appropriate to the continuing operation of the Company as a going business concern cannot be taken because the Shareholders and the Board of Directors have failed to agree upon a mutually acceptable course of action, and (b) the Shareholders do not unanimously desire to dissolve the Company.

10.2    Board of Directors Meetings - Mediation by Shareholders' Chief
        Executives

        If the Deadlock remains unresolved after two consecutive meetings of the Shareholders and/or the Board of Directors (or attempted meetings which fail for want of a quorum), then such Deadlock shall be submitted to the Chief Executive Officers of the Shareholders who shall attempt actively to reach a mutually acceptable solution.

10.3    Unresolved Deadlock

        Failing a resolution of a Deadlock by the Chief Executive Officers of the Shareholders within thirty (30) days of the second meeting or attempted meeting of the Shareholders, the Shareholders shall submit the issue(s) constituting the Deadlock to a mediator, such mediation to be held pursuant to the Conciliation Rules of the International Chamber of Commerce (ICC). Failing a resolution of the Deadlock by a Conciliator within sixty (60) days, then one Shareholder shall buy the Shares of the other Shareholder (the "Subject Shares") pursuant to the following procedure:

        (i) within forty-five (45) days after notice from either Shareholder to the other of invoking this procedure, each Shareholder shall submit to the Company's most recently engaged independent public accountant, a sealed bid setting forth a single amount, denominated in pounds sterling, at which it is a willing buyer or seller solely for cash of the Subject Shares.

        (ii) the two sealed bids shall be disclosed simultaneously in the principal office of the Company within seven (7) days after such accountant's receipt of the last sealed bid (the "Disclosing Day").

        (iii) the price of the Subject Shares shall be the average of the two bids. If a Shareholder fails to submit its bid as set out in the previous paragraph such Shareholder shall deemed to have submitted said bid for an amount equal to pound 0.

        (iv) the buyer (the "Buying Shareholder") shall be the Shareholder who submitted the highest bid (thereby buying at a lower price than bid by it) and the seller (the "Selling Shareholder") shall be the Shareholder who submitted the lower bid (thereby selling at a higher price than bid by it).

        (v) the purchase price of the Subject Shares shall be paid in immediately available funds, and the purchase shall be closed and consummated at the registered office of the Company within thirty (30) days after the Disclosing Day. The Selling Shareholder shall execute and deliver all documents and instruments to the Buying Shareholder as are reasonably deemed appropriate by both counsel of the Buying Shareholder and counsel to the Company to effect the transfer of the Subject Shares.

10.4    Operation of the Company During Period of Deadlock

        During the pendency of any period of Deadlock, the Parties shall make all reasonable efforts to continue the operations of the Company in their ordinary course and shall, to the best of their ability, isolate the effects of any impasse to the particular business decision to which it directly pertains.

ARTICLE 11 - COVENANT NOT TO COMPETE

11.1    By Masland and Masland U.K.

        During the term of this Agreement and provided that Masland (and each Affiliate thereof admitted as a substitute shareholder in accordance with Article 8.3 hereof, if any), remains a Shareholder, neither Masland nor any of its Affiliates, directly or indirectly, shall own, manage, operate or be engaged in the manufacture, marketing or distribution of the Products in the United Kingdom, other than through the Company.

        11.2    By SAI AG and Allibert Industrie U.K.

                During the term of this Agreement, and provided that SAI AG and each Affiliate thereof admitted as a substitute shareholder in accordance with Article 8.3 hereof, if any), remains a Shareholder, neither SAI AG nor any of its Affiliates, directly or indirectly, shall own, manage, operate or be engaged in the manufacture, marketing or distribution of the Products in the United Kingdom, other than through the Company.

        ARTICLE 12 - CONFIDENTIALITY

        12.1 Each Party, all of its Affiliates, the Company and SAI Marketing & Design shall hold and restrict availability to those having a strict need to know, shall cause its consultants and advisors having a need to know to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the reasonable opinion of its counsel, by other requirements of law, all documents and information concerning the other Parties or their Affiliates furnished to it by such other Parties their Affiliates or their representatives in connection with the transactions contemplated by this Agreement (except to the extent that such documents and information can be shown to have been (i) previously known by the Party to which it was furnished, (ii) in the public domain through no fault of such Party, or (iii) later lawfully acquired from other sources by the Party to which it was furnished), and no Party hereto, nor their Affiliates or representatives, shall release or disclose such documents and information to any other person, except those among its auditors, attorneys, financial advisors, bankers and other consultants and advisors having a need to know. If the transactions contemplated by this Agreement are not consummated, such confidentiality shall be maintained, subject to the exceptions set forth in this Article 12.1, and such documents and information shall not be used to the detriment of, or in relation to any investment in, the other Parties, and such documents (including all copies thereof) shall be returned to the Disclosing Party immediately upon the written request of such Party. Each Party shall be deemed to have satisfied its obligation to maintain the confidentiality of confidential documents and information concerning or supplied by the other Parties if it exercises the same care as it takes to preserve confidentiality for its own similar documents and information.

12.2 Subject to the same exceptions set forth in Article 12.1 hereof, each Party, together with its Affiliates and representatives, shall during the effective period of this Agreement and at all times thereafter use its best endeavours to keep confidential (and to ensure that its employees and agents shall keep confidential) any confidential or proprietary information which it may acquire from the other Parties or their Affiliates or representatives which relate to the Company or to SAI Marketing & Design or to the customers, business or affairs of any of them, or any proprietary information owned by the other Parties or their Affiliates, and shall not use or disclose such information except only that it has received the prior written consent of the other Party which owns, directly or through its Affiliates, such confidential and proprietary information or which is owned by the Company or SAI Marketing & Design by reason of a similar prior written consent or as otherwise permitted under this Agreement, or except as such disclosure (but not use) is in accordance with the order of a court of competent jurisdiction.

12.3 Each Party, for itself and its Affiliates, agrees not to apply for any patent in any country outside the Territory on the patented or unpatented technology of the other Party and its Affiliates, to the extent disclosed to such Party, its Affiliates, the Company or SAI Marketing & Design, even if the disclosing Party's patents do not offer it protection in such countries, nor will any Shareholder or its Affiliates exploit the proprietary technology of the other Party or its Affiliates similarly disclosed to them, the Company or SAI Marketing & Design in processes or products employed or manufactured and sold outside the Territory.

ARTICLE 13 - EFFECTIVENESS OF THE AGREEMENT

This Agreement shall become effective as from the Closing Date.

ARTICLE 14 - TERMINATION OF THE AGREEMENT

14.1  Termination Events

      After the Closing Date, this Agreement shall terminate on the earliest of:

             (i) the date set forth in a written agreement between the Parties terminating or otherwise bringing this Agreement to an end;

                        (ii)    the dissolution of the Company;

                        (iii) the occurrence of an unresolved Deadlock in accordance with Article 10.3 hereof;

                        (iv) the date on which any Shareholder of the Company, when taken together with its Affiliates, shall own all of the issued shares of the Company since each Shareholder may, subject to restrictions set out in Article 8, transfer only all and not less than all of its Shares.

        14.2    Consequences of Termination of the Agreement

                (a)     Termination without Dissolution of the Company

                If either Masland U.K. (and all of its respective Affiliates) or Allibert Industrie U.K. (and all of its respective Affiliates) ceases to be a shareholder of the Company in accordance with the provisions of this Agreement, Masland and Masland U.K. or SAI AG and Allibert Industrie U.K. (the "Withdrawing Parties"), as the case may be, shall (subject to paragraph 14.2(d) below) have no further rights, obligations or liabilities under this Agreement except with respect to matters which occurred prior to the effective date on which Masland U.K. or Allibert Industrie U.K., as the case may be, ceased to be a Shareholder of the Company, and thereafter such parties shall no longer be deemed to be parties to this Agreement.

                (b)     Termination with Dissolution of the Company

                In such a case, all rights, obligations and liabilities arising out of this Agreement shall automatically terminate, except with respect to matters which occurred prior to the effective date of termination.

                The Shareholders shall become co-owners of all intellectual property rights (i) owned and/or acquired by the Company pursuant to Articles 6.4(b) and 6.4(c) hereof and (ii) owned by SAI Marketing & Design pursuant to Article 6.4(c) hereof.

                All intellectual property rights defined by Article 6.4(d) hereof shall be owned by the Shareholder (or its Affiliate) who initially owned and provided the confidential proprietary information upon which such intellectual property rights are based.

        (c)     Consequence of Breach

        Termination under this Agreement, for any other reason, shall not preclude or impair the rights of any Party to seek any available remedy at law arising out of the breach of this Agreement by another Party, which breach arose prior to the effective date of termination.

        (d)     Release of Assurances

        If this Agreement shall be terminated pursuant to the provisions of
        Article 14.1 (iii) or (iv), resulting from the exercise of a Purchase Option under Article 9 or the resolving of a Deadlock situation pursuant to Article 10.3, then the Shareholder (and its Affiliates) who then controls the Company shall use its reasonable endeavours to procure the release of the other Shareholder (and its Affiliates) from all assurances and guarantees granted by such other Shareholder (and its Affiliates) in respect of obligations of the Company to third parties.

ARTICLE 15 - LIQUIDATION PROCEDURE

If the Company is required to be dissolved pursuant to this Agreement, the Shareholders shall first proceed to explore for a period of 3 months the possibility of the acquisition by one of the Shareholders of the Shares of the other Shareholder. If the Shareholders are unable to agree on such a purchase by the expiration of such 3-month period, they shall proceed to cause the Company to be dissolved and liquidated as expeditiously as practicable, and in a manner designed to maximize the cash proceeds of the liquidation that will be available for distribution to the Shareholders.

ARTICLE 16 - ASSIGNMENT

This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, and neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties, except to the transferee of a Party's shares in the Company made in compliance with the provisions of Article 8 of this Agreement.

     ARTICLE 17- NOTICES

     17.1 All notices, requests, demands, or other communications required or permitted to be given hereunder shall be in writing and (as elected by the Party giving such notice) (i) personally delivered, (ii) transmitted by postage prepaid registered air mail, or (iii) transmitted by telecopier (with postage prepaid airmail confirmation) to the Party to whom such notice or communication is being given at the address or telecopier number specified below the signature of each Party to this Agreement.

     17.2 Except as otherwise specified herein, all notices and other communications shall be deemed to have been duly given on (i) the date of receipt if delivered personally, (ii) five (5) days after posting if transmitted by mail, or (iii) the date of transmission if transmitted by telecopier, whichever shall first occur. Any Party may change such Party's address for purposes hereby by written notice to the other Parties.

     ARTICLE 18 - AFFILIATES AND SAI MARKETING & DESIGN

        Each Party hereto shall procure that each of its Affiliates shall comply with the obligations which apply to it hereunder as if it were a party hereto.
        The Parties hereto shall use their respective reasonable endeavours to ensure that each Affiliate of any of them is entitled to enjoy such rights and benefits as are expressed to apply to it hereunder as if such Affiliate were a party hereto.
        SAI AG and the Company shall procure that SAI Marketing & Design shall comply with the obligations which apply to it hereunder as if it were a party hereto and the Parties hereto shall procure that SAI Marketing
        & Design shall enjoy such right and benefits as are expressed to apply to it hereunder as if it were a party thereto.
        For the purposes of this Agreement, Lignolock Manufacturing U.K. Ltd. shall be treated as a SAI AG's Affiliate.

     ARTICLE 19 - ENTIRETY OF AGREEMENT - AMENDMENTS AND WAIVER

     19.1 In addition to the Share Acquisition Agreement and the Joint Venture Agreement relating to "Sommer Allibert Industries Marketing&Design Ltd" and the Standstill Agreement, this Agreement constitutes the entire agreement between the Parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, covenants, conditions or undertakings, oral or written, expressed or implied, concerning such subject matter that are not merged herein.

        19.2 This Agreement shall not be modified or rescinded except by a written instrument setting forth such modification or rescission and signed by the Parties.

        19.3 Any failure by any Party hereto at any time to enforce and require the strict adherence and performance of any of the terms and conditions of this Agreement shall not constitute a waiver of such terms and conditions at any future time and shall not prevent such Party from insisting on the strict adherence to and performance of such terms and conditions at any later time.

        ARTICLE 20 - CONSTRUCTION
        Should the provisions of this Agreement require judicial or arbitral interpretation, it is agreed that the judicial or arbitral body interpreting or construing the same shall not apply the assumption that the terms hereof shall be more strictly construed against one Party by reason of rule of construction that an instrument is to be construed more strictly against the Party which itself or through its agents prepared the same, it being agreed that the agents of all Parties have participated in the preparation hereof equally.

        ARTICLE 21 - PARTIAL INVALIDITY
        If any term or provision of this Agreement not essential to the basic purpose hereof shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the Parties that the remaining terms shall remain in full force and effect and shall be deemed to constitute the entirety of this Agreement as though such illegal, invalid or unenforceable provision had never been a part hereof.

        ARTICLE 22 - EXPENSES

        Except as otherwise provided herein, each of the Parties shall pay the costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel.

ARTICLE 23 - PUBLIC ANNOUNCEMENTS

The Parties shall consult each other before issuing any press releases or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any public statement prior to such consultation, except as such Party's counsel advisers may be required by law.

ARTICLE 24 - GOVERNING LAW

This Agreement and all amendments, modifications, alterations or supplements hereto, and the rights of the Parties hereunder, shall be construed under, and be governed by, the laws of England, without giving effect to the conflict of laws or choice or law rules thereof.

The agents for services in the U.K. of Masland and SAI AG are:

- -  with respect to Masland: Cobbett Leak Almond

- -  with respect to SAI AG: Robert Muckle.

ARTICLE 25 - REMEDIES AND ARBITRATION

25.1  Remedies

      In the event of the breach by any Party of the provisions of this Agreement, the aggrieved Party in addition to the arbitration remedy set forth below, may apply for injunctive relief to any court of law or equity having jurisdiction against any act which would violate any provisions of this Agreement.

25.2  Arbitration

      All disputes arising out or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by a panel of three arbitrators, one appointed by Masland and/or Masland U.K., one appointed by SAI AG and/or Allibert Industrie U.K., and the third, who shall act as Chairman, designated by the first two arbitrators.

(Shareholders Agreement "Sommer Masland (U.K.) Ltd." Page 13/32)
DSK 8 Masland 3.Doc

                Should 20 days elapse after the communication of the appointment of the first arbitrator and no designation of the second arbitrator be made by the party so entitled, then the second arbitrator shall be appointed upon request of the party having designated the first arbitrator by the "Court of Arbitration" existing at the International Chamber of Commerce.

                Likewise, should 20 days elapse from the appointment of the second arbitrator and no designation of the third arbitrator be made by the first two arbitrators, then the third arbitrator shall be appointed, upon request of either party, by the above mentioned "Court of Arbitration".

                It is expressly acknowledged by the Parties that this Agreement constitutes a framework of contractual relationship among themselves and their respectives Affiliates, with the effect of possibly involving disputes between one or several of themselves and/or Affiliates. In such a multi-party context, it is accepted that (i) Masland, Masland U.K. and/or their Affiliates would have the right to designate only one arbitrator, (ii) SAI AG, Allibert Industrie U.K. and/or their Affiliates would have the right to designate only one arbitrator, (iii) the third one being appointed by the first two.

                The arbitration place shall be London.
                The arbitration award shall be final and binding and without appeal.
                The arbitration shall, for avoidance of doubt, be subject to English law.

        IN WITNESS WHEREOF, the Parties hereto have executed this Agreement in five original counterparts as of the date first above written.

                [SIG]                               [SIG]
        For MASLAND INDUSTRIES, INC.    For SOMMER ALLIBERT INDUSTRIE AG

                [SIG]                               [SIG]
        For MASLAND (U.K.) Ltd.         For ALLIBERT INDUSTRIE (U.K.) Ltd.

        For SOMMER ALLIBERT INDUSTRIE (U.K.) Ltd.

                            SHAREHOLDERS' AGREEMENT

                                  relating to

                        "SOMMER MASLAND (U.K.) LIMITED"





                               Exhibit 6.1 (a)(1)

                            (one page hereattached)

                                  PRODUCTS CURRENTLY SUPPLIED BY MODSON PLANT TO WASHINGTON PLANT

                                                                                                                         APRIL 1995






                                           Blank size
                                         ---------------
                         Current         Pound         *           Pound/Blank            No. of           Price           Annual
                          Price                                       Current            parts per          per            Volume
                          Pound/m2                                     Price              Blank            part            (part#)
- ----------------------------------------------------------------------------------------------------------------------------------


    PRIMERA

Delour carpet           2.674           2 000           1  50           3.825             1                  5.325         75 000
Trust Finisher 4D ST    3.213           1 28            1 400           3.578             1                  5.579         41 210
Truck Finisher 5D L/L   3.410           1 350           1 500           6.905             1                  4.903         33 750
Rear Finisher 5D L/L    3.38            1 050           1  00           3.  7             4                  1.885         33 750
Truck carpet 4D L/L     2.496           2 480           1               6.438             3                  3.215         40 260
Truck carpet 5D /L/     2.557           2 5 0           1 080           7.04              2                  3.521         33 750
Reinforcer Back Lid                       400             250           0.386             1                  4.331         71 006
Parcel Shelf 4D         2.550           1 300             610           2.022                                2.022         41 230
Parcel Shelf 5D         2.852           1 390                           2. 0                                 2.708         31 780
Truck Ltd               1.71            1 330           1 020           3.877                                4.901         30 000
4DR RR Finisher         1.239           1 3 0              50           1.  6                                1.034         41 250
Carpet Flap LH                            200             120           0.333                                1.333         71 060
Carpet Flap RH                            20              120            .333                                0.323         71 000

  MICRA

Carpet                  2.663           1 470           1 810           7.0b4             1                  7.084        135 000
Parcel Shelf            1.373           1 150           1 00            3.579             2                  0.750        135 000
Truck Finisher          2.715           1 155           2 030           4.365             2                  3.383        135 000
Boot Carpet             2.  6           1 230           2 170           6.245             3                  2.088        135 000
Seat Back Carpet                          750           1 050           1.370             1                  2.373         67 000
Carpet Flap LH                            200              20           3.381             1                  0.380        113 000
Carpet Flap RH                            200                           0.383             1                  0.381        115 000

   SAAB/PEUGEOT  /

Saab 104                3.742           1 330             790           2.                                   3.312         50 000
Peugeot N3              3.210           1 360             690           3.01




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